Registration No.



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT

                       Under The Securities Act of 1933

                      UNIVERSAL STANDARD HEALTHCARE, INC.
            (Exact name of registrant as specified in its charter)

         Michigan                                38-2986640
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
 incorporation or organization)

       26500 Northwestern Highway, Suite 400, Southfield, Michigan 48076
                                 (248)358-0810
         (Address, including zip code, and telephone number, including area code, of registrant's Principal Executive Office)

                      Universal Standard Healthcare, Inc.
                            1992 Stock Option Plan
                           (Full title of the Plan)

           EUGENE E. JENNINGS, President and Chief Executive Officer
       26500 Northwestern Highway, Suite 400, Southfield, Michigan 48076
                                (248) 358-0810
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                       Copies of all communications to:

                               THOMAS S. VAUGHN
                              Dykema Gossett PLLC
                            400 Renaissance Center
                            Detroit, Michigan 48243
                                (313) 568-6524

                        CALCULATION OF REGISTRATION FEE


 Title of                    Proposed Maximum  Proposed Maximum   Amount of
Securities to  Amount to be     Offering         Aggregate      Registration
be Registered    Registered   Price Per Share*  Offering Price*       Fee
----------------------------------------------------------------------------

Common Stock 1,000,000 shares**   $2.19          $2,190,000        $646.05
no par value
----------------------------------------------------------------------------


* Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices on the Nasdaq Stock Market on February 25, 1998, in accordance with Rule 457(h).
** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).







         In accordance with general instruction E to Form S-8, Universal Standard Healthcare, Inc. (the "Company") hereby incorporates by reference the contents of (i) its Registration Statement on Form S-8 (no. 33-59554), filed March 16, 1993, registering 394,499 shares to be issued pursuant to its 1992 Stock Option Plan, and (ii) its Registration Statement on Form S-8 (no. 33-80840), filed June 27, 1994, registering an additional 405,501 shares to be issued pursuant to its 1992 Stock Option Plan.

Item 8.  EXHIBITS

         The following exhibits are filed with this registration statement:

         5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

         23.1    Consent of BDO Seidman, L.L.P.

         23.2    Consent of Dykema Gossett PLLC (contained in Exhibit 5)

         24.1    Power of Attorney of Eduardo Bohorquez

         24.2    Power of Attorney of Anthony A. Bonelli

         24.3    Power of Attorney of Robert P. DeCresce

         24.4    Power of Attorney of Thomas R. Donahue

         24.5    Power of Attorney of Thomas W. Gorman

         24.6    Power of Attorney of P. Thomas Hirsch

         24.7    Power of Attorney of Joseph J. Vadapalas

         24.8    Power of Attorney of Alan S. Ker

         99.1 Universal Standard Healthcare, Inc. 1992 Stock Option Plan, as amended and restated - incorporated by reference to the Company's Quarterly Report on Form 10-Q, filed on November 14, 1997 (File No. 34-0-20400).


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on February 27, 1998.

                                     UNIVERSAL STANDARD HEALTHCARE, INC.


                                     By:  /s/ Eugene E. Jennings
                                          Eugene E. Jennings
                                     Its: Chairman, President and Chief
                                          Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities as of February 27, 1998.

        Signature                     Title
        ---------                     -----

/s/ Eugene E. Jennings            Chairman of the Board, President,
Eugene E. Jennings                Chief Executive Officer and
                                  Director (principal executive officer)


          *                       Vice President, Finance, Treasurer and
  Alan S. Ker                     Chief Financial Officer (principal
                                  financial and accounting officer)


          *
  Eduardo B. Bohorquez            Director


          *
  Anthony A. Bonelli              Director


          *
  Robert P. DeCresce              Director


          *
  Thomas R. Donahue               Director


          *
  Thomas W. Gorman                Director


          *
  P. Thomas Hirsch                Director


          *
  Joseph J. Vadapalas             Director




*By: /s/ Eugene E. Jennings
     Eugene E. Jennings
     Attorney-in-Fact




































                               INDEX TO EXHIBITS


Number                Description

  5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder (including consent)

 23.1    Consent of BDO Seidman, L.L.P.

 24.1    Power of Attorney of Eduardo Bohorquez

 24.2    Power of Attorney of Anthony A. Bonelli

 24.3    Power of Attorney of Robert P. DeCresce

 24.4    Power of Attorney of Thomas R. Donahue

 24.5    Power of Attorney of Thomas W. Gorman

 24.6    Power of Attorney of P. Thomas Hirsch

 24.7    Power of Attorney of Joseph J. Vadapalas

 24.8    Power of Attorney of Alan S. Ker